Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces
Second Quarter 2017 Financial Results

COSTA MESA, CA – August 3, 2017 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for the 13-week period ended June 28, 2017.
Highlights for the second quarter ended June 28, 2017, compared to the second quarter ended June 29, 2016 were as follows:

•	Total revenue increased 8.3% to $105.6 million compared to $97.5 million.

•	System-wide comparable restaurant sales increased 2.9%, including a 2.4% increase for company-operated restaurants, and a 3.2% increase for franchised restaurants.

•	Net income increased to $7.8 million, or $0.20 per diluted share, compared to $7.3 million, or $0.19 per diluted share in the prior year.

•	Pro forma net income(1) was $8.2 million, or $0.21 per diluted share, compared to $7.6 million, or $0.19 per diluted share.

•	Adjusted EBITDA(1) was $19.7 million, compared to $17.9 million.
(1) Pro forma net income and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Steve Sather, President and Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, "During the second quarter we achieved solid results, including system-wide comparable store sales growth of 2.9% and a return to positive transaction growth. Our core business continues to perform well, driven by our strategy to highlight our authentic brand, our differentiated offerings, and our QSR+ positioning. Additionally we made progress against new technology initiatives focused on driving convenience and loyalty, rolling out delivery and launching our all-new Loco Rewards loyalty program.”
Sather continued, “While we’re pleased with the performance of our core business, our sales in Houston and Dallas remain challenged.  We continue to reevaluate our marketing and operations programs in order to generate sustained momentum in these very competitive Texas markets.”

Second Quarter 2017 Financial Results
Company-operated restaurant revenue in the second quarter of 2017 increased 8.8% to $98.9 million, compared to $90.9 million in the same period last year. The growth in company-operated restaurant revenue was largely driven by the 24 new restaurants opened during and subsequent to the second quarter of 2016.
Comparable company-operated restaurant sales in the second quarter increased 2.4%, driven by a 0.5% increase in transactions and a 1.9% increase in average check.

Franchise revenue in the second quarter of 2017 increased 1.4% to $6.7 million, compared to $6.6 million in the second quarter of 2016. The growth in franchise revenue was largely driven by the contribution from the 17 new restaurants opened during and subsequent to the second quarter of 2016. Franchised comparable restaurant sales increased 3.2% during the quarter.
Restaurant contribution was $21.6 million or 21.8% of company-operated restaurant revenue, compared to $20.0 million, or 22.0% of company-operated restaurant revenue in the second quarter of 2016. The slight decrease in restaurant contribution margin was primarily the result of higher labor costs, due to increased minimum wage, and higher occupancy and other operating expenses associated with new restaurants opened in 2016 and 2017, partially offset by lower workers compensation costs and an improvement in food costs, related to lower chicken prices.
During the second quarter of 2017, the Company recorded a $0.4 million expense related to the partial impairment of the assets of one restaurant in Texas.
Net income for the second quarter of 2017 was $7.8 million, or $0.20 per diluted share, compared to net income of $7.3 million, or $0.19 per diluted share in the second quarter of 2016. Pro forma net income was $8.2 million, or $0.21 per diluted share during the second quarter of 2017, compared to $7.6 million, or $0.19 per diluted share during the second quarter of 2016. A reconciliation between GAAP net income and pro forma net income is included in the accompanying financial data.

Subsequent Events
Subsequent to the end of the second quarter, the Company repaid $4.0 million on its revolving credit facility. Additionally, the Company decided to close three company-owned restaurants in the Texas market. The closures are expected to occur during the third quarter of 2017.

2017 Outlook
Based on current information, the Company is revising its earnings guidance for the fiscal year 2017.
The Company expects 2017 pro forma diluted net income per share ranging from $0.64 to $0.67. This compares to pro forma diluted net income per share of $0.66 in 2016. Pro forma net income guidance for fiscal year 2017 is based, in part, on the following updated annual assumptions:

•	System-wide comparable restaurant sales growth of 1.0% to 2.0%;

•	The opening of 17-19 new company-owned restaurants and 9-11 new franchised restaurants;

•	Restaurant contribution margin of 20.3% to 20.7%;

•	G&A expenses of between 8.5% and 8.7% of total revenue excluding legal fees related to securities class action litigation;

•	Pro forma income tax rate of 39.5%; and

•	Adjusted EBITDA of between $66.5 and $68.5 million.
The following definitions apply to these terms as used in this release:
Comparable restaurant sales reflect the change in year-over-year sales for the comparable company, franchised and total system restaurant base. The comparable restaurant base is defined to include those restaurants open for 15 months or longer. At June 28, 2017, there were 178 restaurants in our comparable company-operated restaurant base and 420 restaurants in our comparable system restaurant base.
Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. See also “Non-GAAP Financial Measures.”

EBITDA and adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income before interest expense, provision for income taxes, depreciation, and amortization, and adjusted EBITDA represents EBITDA before items that we do not consider representative of our ongoing operating performance, as identified in the GAAP reconciliation in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Pro forma net income is neither required by, nor presented in accordance with, GAAP. Pro forma net income represents net income adjusted for (i) costs (or gains) related to loss (or gains) on disposal of assets and asset impairment and closed store costs, (ii) amortization expense and other estimate adjustments (whether expense or income) incurred on the Tax Receivable Agreement (“TRA”) completed at the time of our IPO, (iii) legal costs associated with a securities class action lawsuit, (iv) expenses and gains on the recovery of insurance proceeds for the reimbursement of property and equipment, and expenses related to a fire at one of our restaurants in 2015, (v) insurance proceeds received related to securities class action legal expenses, (vi) costs associated with the transition of our CEO and (vi) provision for income taxes at a normalized tax rate of 39.5% and 40.0% for the thirteen and twenty-six weeks ended June 28, 2017 and June 29, 2016, respectively, which reflects our estimated long-term effective tax rate, including both federal and state income taxes. See the GAAP reconciliation in the accompanying financial data and “Non-GAAP Financial Measures.”
Conference Call
The Company will host a conference call to discuss financial results for the second quarter of 2017 today at 5:00 PM Eastern Time. Steve Sather, President and Chief Executive Officer and Larry Roberts, Chief Financial Officer will host the call.
The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 412-317-6671; the passcode is 13664840. The replay will be available until Thursday, August 17, 2017. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.
About El Pollo Loco
El Pollo Loco (Nasdaq:LOCO) is the nation’s leading fire-grilled chicken restaurant chain renowned for its masterfully citrus-marinated, fire-grilled chicken and handcrafted entrees using fresh ingredients inspired by Mexican recipes. With more than 470 company-owned and franchised restaurants in Arizona, California, Nevada, Texas and Utah, El Pollo Loco is expanding its presence through a combination of company and franchisee development. Visit us on our website at ElPolloLoco.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our annual report on Form 10-K for the year ended December 28, 2016, file number 001-36556, including the sections thereof captioned “Forward-Looking Statements” and “Risk Factors,” as those sections may be updated in our quarterly reports on Form 10-Q. Those and other filings are available online at www.sec.gov, at www.elpolloloco.com or upon request from El Pollo Loco.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including those indicated above. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used in this press release may be different from the measures used by other companies.
Investor Contact:
Fitzhugh Taylor, ICR
fitzhugh.taylor@icrinc.com
714-599-5200
Media Contact:
Christine Beggan, ICR
loco@icrinc.com
203-682-8200

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	June 28, 2017		June 29, 2016		June 28, 2017		June 29, 2016
	$	%	$	%	$	%	$	%
Revenue:
Company-operated restaurant revenue	$98,885	93.7%	$90,877	93.2%	$192,334	93.7%	$179,246	93.4%
Franchise revenue	6,688	6.3%	6,597	6.8%	13,010	6.3%	12,582	6.6%
Total revenue	105,573	100.0%	97,474	100.0%	205,344	100.0%	191,828	100.0%
Costs of operations:
Food and paper cost (1)	29,146	29.5%	27,032	29.7%	56,218	29.2%	53,800	30.0%
Labor and related expenses (1)	26,592	26.9%	24,361	26.8%	53,425	27.8%	48,868	27.3%
Occupancy and other operating expenses (1)	21,574	21.8%	19,496	21.5%	42,116	21.9%	38,330	21.4%
Company restaurant expenses (1)	77,312	78.2%	70,889	78.0%	151,759	78.9%	140,998	78.7%
General and administrative expenses	9,576	9.1%	8,287	8.5%	19,309	9.4%	17,524	9.1%
Franchise expenses	1,006	1.0%	1,239	1.3%	1,823	0.9%	2,163	1.1%
Depreciation and amortization	4,632	4.4%	3,964	4.1%	8,949	4.4%	7,722	4.0%
Loss on disposal of assets	434	0.4%	267	0.3%	659	0.3%	466	0.2%
Expenses related to fire loss	—	—%	—	—%	—	—%	48	—%
Gain on recovery of insurance proceeds, property, equipment and expenses	—	—%	(600)	(0.6)%	—	—%	(889)	(0.5)%
Recovery of securities class action legal expense	(511)	(0.5)%	—	—%	(511)	(0.2)%	—	—%
Asset impairment and closed-store reserves	384	0.4%	60	0.1%	1,255	0.6%	134	0.1%
Total expenses	92,833	87.9%	84,106	86.3%	183,243	89.2%	168,166	87.7%
Gain on disposition of restaurants	—	—%	33	—%	—	—%	33	—%
Income from operations	12,740	12.1%	13,401	13.7%	22,101	10.8%	23,695	12.4%
Interest expense-net of interest income	778	0.7%	830	0.9%	1,568	0.8%	1,656	0.9%
Income tax receivable agreement (income) expense	(101)	(0.1)%	(35)	—%	126	0.1%	229	0.1%
Income before provision for income taxes	12,063	11.4%	12,606	12.9%	20,407	9.9%	21,810	11.4%
Provision for income taxes	4,244	4.0%	5,339	5.5%	7,711	3.8%	9,100	4.7%
Net income	$7,819	7.4%	$7,267	7.5%	$12,696	6.2%	$12,710	6.6%
Net income per share:
Basic	$0.20		$0.19		$0.33		$0.33
Diluted	$0.20		$0.19		$0.32		$0.33
Weighted average shares used in computing net income per share:
Basic	38,449,240		38,294,575		38,443,130		38,289,505
Diluted	39,123,961		38,962,802		39,102,501		38,981,610

(1)	As a percentage of restaurant revenue.

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED SELECTED BALANCE SHEETS AND SELECTED OPERATING DATA
(dollar amounts in thousands)

	As of
	June 28, 2017	December 28, 2016
Selected Balance Sheet Data:
Cash and cash equivalents	$4,371	$2,168
Total assets	463,785	471,305
Total debt	94,877	104,461
Total liabilities	185,400	206,123
Total stockholders’ equity	278,385	265,182
	Twenty-Six Weeks Ended
	June 28, 2017	June 29, 2016
Selected Operating Data:
Company-operated restaurants at end of period	208	188
Franchised restaurants at end of period	264	251
Company-operated:
Comparable restaurant sales growth	2.4%	0.7%
Restaurants in the comparable base	178	170

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
(dollar amounts in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2017	June 29, 2016	June 28, 2017	June 29, 2016
Adjusted EBITDA:
Net income, as reported	$7,819	$7,267	$12,696	$12,710
Provision for income taxes	4,244	5,339	7,711	9,100
Interest expense, net	778	830	1,568	1,656
Depreciation and amortization	4,632	3,964	8,949	7,722
EBITDA	17,473	17,400	30,924	31,188
Stock-based compensation expense	272	128	414	139
Loss on disposal of assets	434	267	659	466
Expenses related to fire loss	—	—	—	48
Gain on recovery of insurance proceeds, property, equipment and expenses	—	(600)	—	(889)
Recovery of securities class action legal expense	(511)	—	(511)	—
Asset impairment and closed-store reserves	384	60	1,255	134
Pre-opening costs	470	376	1,097	857
Gain on disposition of restaurants	—	(33)	—	(33)
Income tax receivable agreement (income) expense	(101)	(35)	126	229
Securities class action legal expense	1,057	340	1,408	1,808
Executive transition costs	179	—	271	—
Adjusted EBITDA	$19,657	$17,903	$35,643	$33,947

UNAUDITED RECONCILIATION OF NET INCOME TO PRO FORMA NET INCOME
(dollar amounts in thousands, except share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2017	June 29, 2016	June 28, 2017	June 29, 2016
Pro forma net income:
Net income, as reported	$7,819	$7,267	$12,696	$12,710
Provision for taxes, as reported	4,244	5,339	7,711	9,100
Gain on disposition of restaurants	—	(33)	—	(33)
Income tax receivable agreement (income) expense	(101)	(35)	126	229
Loss on disposal of assets	434	267	659	466
Expenses related to fire loss	—	—	—	48
Gain on recovery of insurance proceeds, property, equipment and expenses	—	(600)	—	(889)
Recovery of securities class action legal expense	(511)	—	(511)	—
Asset impairment and closed-store reserves	384	60	1,255	134
Securities class action legal expense	1,057	340	1,408	1,808
Executive transition costs	179	—	271	—
Provision for income taxes	(5,334)	(5,042)	(9,328)	(9,429)
Pro forma net income	$8,171	$7,563	$14,287	$14,144
Pro forma weighted-average share and per share data:
Pro forma net income per share
Basic	$0.21	$0.20	$0.37	$0.37
Diluted	$0.21	$0.19	$0.37	$0.36
Weighted-average shares used in computing pro forma net income per share
Basic	38,449,240	38,294,575	38,443,130	38,289,505
Diluted	39,123,961	38,962,802	39,102,501	38,981,610